Fuel Systems Solutions Reports Fourth Quarter and Year End 2011 Results

Fourth Quarter Revenue of $111.0 Million and EPS of $0.07 Full Year 2011 Revenue of $418.1 Million and EPS of $0.26

NEW YORK, N.Y., March 8, 2012 -- Fuel Systems Solutions, Inc. (Nasdaq: FSYS) reported results for its fourth quarter and year ended December 31, 2011.

Mariano Costamagna, Fuel Systems’ CEO, said, “Fuel Systems’ fourth quarter revenue grew 34% to $111 million from the prior year with our BRC and IMPCO businesses growing 36% and 27%, respectively, enabling us to exceed our revenue outlook for 2011. Fourth quarter and full year profitability were below our outlook as a result of the mix of lower-margin aftermarket and US automotive revenue and increased investment and other spending. Nonetheless, 2011 was a very important year of strategic progress for Fuel Systems. We continued to compete effectively in European transportation markets while investing in key Latin American and Asian geographies that are experiencing accelerated growth. We also began generating revenue in our US Automotive business, including the delivery of one of the largest-ever orders for GM CNG-dedicated cargo vans, and our industrial and auxiliary power units (APU) markets continued to grow as these customers’ businesses recover further.”

Mr. Costamagna concluded, “We enter 2012 as a leading automotive and industrial OEM partner providing cost-efficient technology in growing natural gas vehicles markets around the world. We have continued the investment in and repositioning of our product capabilities and technologies in many of these markets. Our objective for the next two to three years is to continue to expand our leadership position worldwide as one of the top 3 players in all of our markets, employing an OEM-driven strategy for CNG and LPG applications. We are positioned to compete without substantial government incentives, and will continue to refine our operational practices to achieve greater efficiencies and expand our profitability.”

Fourth Quarter 2011 Financial Results

Revenue for the fourth quarter of 2011 was $111.0 million compared to $83.1 million in the fourth quarter of 2010. The revenue increase is primarily attributable to growth in the US automotive market, continued strength in the international aftermarkets and the strength in the industrial and APU markets. Foreign exchange did not have a meaningful impact on revenues in the fourth quarter.

Gross profit for the fourth quarter of 2011 was $24.2 million, or 22% of revenue, compared to $18.2 million, or 22% of revenue in the fourth quarter of 2010, reflecting the revenue increase described above, relatively lower margins in the US automotive business, and increases in product costs as the business mix has changed. Operating income for the fourth quarter of 2011 totaled $0.7 million, or 0.7% of revenue, compared to an operating loss of $3.2 million in the fourth quarter of 2010. This improvement resulted from the higher margin dollars from the increased revenues being able to better absorb a higher level of operating expenses, primarily R&D costs. Included in the higher spending was:

·	A $1.1 million provision for potential labor claims for temporary workers in Italy and $1.5 million in costs as a result of changes in our current business mix.

·	These higher costs were partially offset by certain adjustments to the carrying values of earn-outs related to recent acquisitions of $1.0 million.

Net income for the fourth quarter 2011 was $1.4 million, or $0.07 per diluted share, compared to a net loss of $0.4 million, or a loss of $0.02 per diluted share, in the fourth quarter 2010.

On a segment basis, fourth quarter 2011 revenues from BRC Operations increased 36% to $64.5 million, compared to $47.5 million from the same quarter a year ago, and revenues from IMPCO Operations increased 27% to $48.4 from $38.2 the same quarter a year ago. BRC fourth quarter 2011 operating loss was $2.6 million compared to an operating loss of $6.2 million in the same period a year ago, reflecting stronger aftermarket demand. IMPCO fourth quarter 2011 operating income was $4.7 million compared to operating income of $4.6 million in the same period a year ago, which reflects the current business mix. A table presenting operating segment data can be found in the tables below.

Full Year Ended December 31, 2011 Financial Results

For the full year ended December 31, 2011, total revenue was $418.1 million compared to $430.6 million for 2010. Net income for the year was $5.2 million, or $0.26 per diluted share, compared to $39.7 million, or $2.23 per diluted share, for 2010. The decrease in 2011 versus the prior year is primarily attributable to the expiration of the Italian government’s 2009 incentive program in early 2010.

Company Outlook

The Company expects full year 2012 revenue to be between $420 million and $440 million, 2012 gross margin of 23% to 25%, and 2012 operating margin of 3% to 5%. This outlook is based upon the following:

·	Incremental 2012 revenue derived from: continued growth in European aftermarket products; growth from India, Thailand, China, and certain Latin American automotive markets, particularly in the second half of the year as OEM programs currently being planned roll out; continued growth from industrial markets; and revenue expected to be derived from IMPCO's North American automotive business, particularly in the second half of the year.

·	Modest gross and operating margin expansion driven by minor changes in revenue mix and some operating leverage through cost control.

The company continues to target gross margin in excess of 25% and EBITDA margins in the mid-teens as its new markets begin to develop and operate in a more efficient manner over the medium term.

Conference Call

The Company will host a conference call today, March 8th at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time to discuss its fourth quarter and year end 2011 financial results and other matters. To listen to the call live, please dial 877-356-8063 at least 10 minutes before the start of the conference. International participants may dial 706-679-2544. The conference ID will be 46954716. The call will be webcast and can be accessed from the “Investor Relations” section of the Company’s website at www.fuelsystemssolutions.com. A telephone replay will be available until midnight Eastern Time on March 12th by dialing 855-859-2056 or 404-537-3406 and entering pass code 46954716. A replay will also be available at the web address above for 90 days.

Forward-Looking Statements

This press release contains certain forward-looking statements that involve risks and uncertainties, including, without limitation, expressed or implied statements concerning the Company's outlook for 2012, as well as its position in the market place, the success of products and the success and integration of recent acquisitions. Such statements represent only our opinions and predictions. The Company's actual results may differ materially. Factors that may cause the Company's results to differ include, but are not limited to our ability to integrate recently acquired businesses and to realize the expected synergies; economic uncertainties caused by political instability in certain of the local markets we do business in; the potential growth of non-gaseous alternative fuel products and other new technologies; currency rate fluctuations and devaluations; our ability to realign costs with current market conditions; unanticipated investigations and litigations; potential changes in tax policies and government incentives and their effect on the economic benefits of our products to consumers; the weakness in financial and credit markets and the economy; and the repeal or implementation of government regulations relating to reducing vehicle emissions. Readers also should consider the risk factors set forth in the Company's reports filed with the Securities and Exchange Commission, including, but not limited to, those contained in the "Risk Factors" section of the Company's Annual Report on Form 10-K, for the year ended December 31, 2010. The Company does not undertake to update or revise any of its forward-looking statements or guidance even if experience or future changes show that the indicated results or events will not be realized.

About Fuel Systems Solutions

Fuel Systems Solutions (Nasdaq: FSYS) is a leading designer, manufacturer and supplier of proven, cost-effective alternative fuel components and systems for use in transportation and industrial applications. Fuel Systems’ components and systems control the pressure and flow of gaseous alternative fuels, such as propane and natural gas, used in internal combustion engines. These components and systems feature the Company’s advanced fuel system technologies, which improve efficiency, enhance power output and reduce emissions by electronically sensing and regulating the proper proportion of fuel and air required by the internal combustion engine. In addition to the components and systems, the Company provides engineering and systems integration services to address unique customer requirements for performance, durability and configuration. The Company is composed of two operating subsidiaries: IMPCO Technologies and BRC. IMPCO Technologies is a leader in the heavy duty, industrial, power generation and stationary engines sectors and recently established a U.S. Automotive division. BRC is a leader in the light duty and automobile alternative fuel sectors and has established alliances with several major automobile manufacturers for OEM projects. Additional information is available at www.fuelsystemssolutions.com.

Company Contact:
Pietro Bersani, Chief Financial Officer
Fuel Systems Solutions, Inc.
(646) 502-7170

Investor Relations Contacts:
LHA
Carolyn M. Capaccio
ccapaccio@lhai.com
Cathy Mattison
cmattison@lhai.com (415) 433-3777

– Tables Follow –

FUEL SYSTEMS SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)
	December 31,	December 31,
	2011	2010

ASSETS
Current assets:
Cash and cash equivalents	$96,740	$124,775
Accounts receivable, less allowance for doubtful accounts of $2,665 and $2,858 at
December 31, 2011 and December 31, 2010, respectively	62,551	57,654
Inventories	103,382	85,854
Deferred tax assets, net	6,512	8,551
Other current assets	19,125	22,780
Related party receivables	10,975	7,314

Total current assets	299,285	306,928
Equipment and leasehold improvements, net	59,051	59,653
Goodwill, net	58,968	53,815
Deferred tax assets, net	363	335
Intangible assets, net	29,422	30,285
Other assets	2,071	2,196
Related party receivables	842	1,351

Total Assets	$450,002	$454,563

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$54,816	$46,610
Accrued expenses	36,230	37,928
Income taxes payable	2,517	3,258
Current portion of term loans and debt	6,367	4,823
Deferred tax liabilities, net	82	770
Related party payables	4,680	2,690

Total current liabilities	104,692	96,079
Term and other loans	3,698	7,571
Other liabilities	7,885	8,218
Deferred tax liabilities, net	3,905	4,128

Total Liabilities	120,180	115,996

Equity:
Preferred stock, $0.001 par value, authorized 1,000,000 shares; none issued and outstanding
at December 31, 2011 and December 31, 2010	—	—
Common stock, $0.001 par value, authorized 200,000,000 shares; 20,089,591 issued and
20,014,065 outstanding at December 31, 2011; and 20,028,968 issued and 19,921,217
outstanding at December 31, 2010	20	20
Additional paid-in capital	318,632	322,948
Shares held in treasury, 16,055 and 18,545 shares at December 31, 2011 and December 31,
2010, respectively	(523)	(588)
Retained Earnings	15,357	10,189
Accumulated other comprehensive (loss) income	(3,664)	2,237

Total Fuel Systems Equity	329,822	334,806
Non-controlling interests	—	3,761
Total Equity	329,822	338,567

Total Liabilities and Equity	$450,002	$454,563

	FUEL SYSTEMS SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
	(In thousands, except share and per share data)
	(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2011	2010	2011	2010

Revenue	$110,960	$83,107	$418,134	$430,632
Cost of revenue	86,760	64,902	321,350	298,259

Gross profit	24,200	18,205	96,784	132,373
Operating expenses:
Research and development expense	7,489	6,016	28,149	20,775
Selling, general and administrative expense	15,963	15,340	56,810	53,297

Total operating expenses	23,452	21,356	84,959	74,072

Operating income (loss)	748	(3,151)	11,825	58,301
Other income (expense), net	141	902	(294)	1,542
Interest income (expense), net	124	171	789	(3)

Income (loss) before income taxes and non-
controlling interest	1,013	(2,078)	12,320	59,840
Income tax benefit (expense)	396	1,759	(7,058)	(19,556)

Net income (loss)	1,409	(319)	5,262	40,284
Less: Net (loss) income attributable to non-
controlling interests	2	(98)	(94)	(582)

Net income (loss) attributable to Fuel Systems	$1,411	$(417)	$5,168	$39,702

Net income (loss) per share attributable to Fuel
Systems:
Basic	$0.07	$(0.02)	$0.26	$2.24

Diluted	$0.07	$(0.02)	$0.26	$2.23

Number of shares used in per share calculation:
Basic	20,013,877	18,046,075	19,972,969	17,725,049

Diluted	20,037,521	18,046,075	20,004,236	17,807,330

FUEL SYSTEMS SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Years Ended
	December 31,

	2011	2010

Net income	$5,262	$40,284
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and other amortization	10,688	9,035
Amortization of intangibles arising from acquisitions	8,225	5,288
Provision for doubtful accounts	641	1,317
Write down of inventory	3,148	4,020
Realized foreign exchange loss on subsidiary liquidation	417	—
Unrealized loss (gain) on foreign exchange transactions	46	(1,427)
Compensation expense related to stock option and restricted stock grants	1,241	442
Loss on disposal of equipment and leasehold improvements	505	1,157
Reduction of contingent consideration	(1,661)	—
Changes in assets and liabilities, net of acquisitions:
(Increase) decrease in accounts receivable	(7,499)	58,470
(Increase) in inventories	(22,133)	(453)
Decrease (increase) in other current assets	3,272	(8,127)
Decrease in other assets	333	338
Increase (decrease) in accounts payable	9,167	(23,437)
(Decrease) in income taxes payable	(648)	(10,423)
(Decrease) in accrued expenses	(224)	(5,150)
Increase (decrease) in deferred income taxes, net	824	(1,519)
(Decrease) in long-term liabilities	(307)	(621)
Receivables from/payables to related party, net	(849)	(2,488)

Net cash provided by operating activities	10,448	66,706

Cash flows from investing activities:
Purchase of equipment and leasehold improvements	(12,130)	(28,043)
Acquisitions, net of cash acquired	(13,441)	(11,643)
Investment in joint venture	(33)	—
Amount in restricted cash for redemption of non-controlling interest	(2,882)	—
Amount in escrow for contingent consideration	—	(4,000)
Controlling interest in previously unconsolidated affiliate	—	1,044
Proceeds from sale of assets	500	826

Net cash used in investing activities	(27,986)	(41,816)

Cash flows from financing activities:
Increase (decrease) in callable revolving lines of credit, net	1,830	(2,150)
Proceeds from revolving lines of credit	—	14,500
Payments on revolving lines of credit	—	(14,500)
Proceeds from term loans and other loans	—	464
Payments on term loans and other loans	(4,083)	(3,762)
Acquisition of non-controlling interest	(7,498)	—
Proceeds from issuance of common stock, net of expense of $4.1 million	—	64,852
Payments of capital lease obligations	(199)	(296)
Proceeds of common shares held in trust, net	—	157
Dividends issued by consolidated affiliates	—	(241)
Proceeds from exercise of stock options	16	29

Net cash (used in) provided by financing activities	(9,934)	59,053

Net (decrease) increase in cash and cash equivalents	(27,472)	83,943
Effect of exchange rate changes on cash	(563)	(5,687)

Net (decrease) increase in cash and cash equivalents	(28,035)	78,256
Cash and cash equivalents at beginning of period	124,775	46,519

Cash and cash equivalents at end of period	$96,740	$124,775

	FUEL SYSTEMS SOLUTIONS, INC.
	OPERATING SEGMENT INFORMATION
	(In thousands) (Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2011	2010	2011	2010

Revenue:
IMPCO Operations	$48,353	$38,167	$159,760	$116,945
BRC Operations	64,509	47,486	266,186	320,952
Intersegment Eliminations (1)	(1,902)	(2,546)	(7,812)	(7,265)

Total	$110,960	$86,099	$418,134	$430,632

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

	2011	2010	2011	2010

Operating Income (Loss):
IMPCO Operations	$4,675	$4,636	$7,792	$13,872
BRC Operations	(2,557)	(6,242)	9,140	49,787
Corporate Expenses (2)	(1,370)	(1,545)	(5,107)	(5,358)

Total	$748	$(3,151)	$11,825	$58,301

(1)	Certain amounts have been reclassified to conform with current year presentation.

(2)	Represents corporate expense not allocated to either of the business segments.